Exhibit 10.1

EXECUTION VERSION

PURCHASE AGREEMENT

PURCHASE AGREEMENT, dated as of November 17, 2016 (this “Agreement”), between KCG Holdings, Inc., a Delaware corporation (“KCG”), and GA-GTCO Interholdco, LLC, a Delaware limited liability company (“GA-GTCO”).

RECITALS:

WHEREAS, GA-GTCO is the sole owner and holder of (i) 18,709,027 shares of Class A common stock, par value $0.01 per share, of KCG (“KCG Common Stock”) and (ii) warrants to purchase 8,094,683 shares of KCG Common Stock, (“KCG Warrants”), consisting of (a) 2,698,228 Class A Warrants, (b) 2,698,228 Class B Warrants and (c) 2,698,227 Class C Warrants;

WHEREAS, such KCG Warrants are subject to the terms of the Warrant Agreement, dated as of July 1, 2013 (the “Warrant Agreement”), between KCG and Computershare Shareowner Services LLC, as warrant agent (the “Warrant Agent”, and in its capacity as transfer agent for KCG Common Stock, the “Transfer Agent”);

WHEREAS, Section 1.21 of the Warrant Agreement provides that KCG shall have the right to purchase KCG Warrants at such times, in such manner and for such consideration as it and the applicable KCG Warrant holder may deem appropriate;

WHEREAS, GA-GTCO desires to sell, and KCG desires to purchase, the shares of KCG Common Stock and KCG Warrants, in each case upon the terms and conditions of this Agreement;

WHEREAS, KCG Strategic Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of KCG (“KSH”), is the sole owner and holder of 8,909,747 shares of common stock, par value $0.01 per share (“Bats Common Stock”), of Bats Global Markets, Inc., a Delaware corporation (“Bats”), (i) 8,822,495 of which are subject to a lock-up pursuant to the letter (the “Lock-Up Letter”) executed by KSH on April 14, 2016 and delivered to Morgan Stanley & Co. LLC and Citigroup Global Markets, Inc., and (ii) 87,252 of which are no longer subject to the Lock-Up Letter; and

WHEREAS, KCG desires that KSH sell, and GA-GTCO desires to purchase, the shares of Bats Common Stock, in each case upon the terms and conditions of this Agreement.

NOW THEREFORE, the parties hereby agree as follows:

AGREEMENT:

Section 1. Purchase and Sale.

(a) Subject to the terms and conditions of this Agreement, GA-GTCO hereby agrees to sell, convey, transfer and deliver to KCG, and KCG hereby agrees to purchase from GA-GTCO, (i) 18,709,027 shares of KCG Common Stock (the “Transferred KCG Shares”) for

an aggregate purchase price of $255,004,038.01 and (ii) 8,094,683 KCG Warrants, consisting of (A) 2,698,228 Class A Warrants, (B) 2,698,228 Class B Warrants and (B) 2,698,227 Class C Warrants (the “Transferred KCG Warrants”) for an aggregate purchase price of $22,000,000, allocated $7,333,334.24 to the Class A Warrants, $7,333,334.24 to the Class B Warrants and $7,333,331.52 to the Class C Warrants.

(b) Subject to the terms and conditions of this Agreement, KCG hereby agrees to cause KSH to sell, convey, transfer and deliver to GA-GTCO, and GA-GTCO hereby agrees to purchase from KSH, (i) 8,202,124 shares of Bats Common Stock in respect of the Transferred KCG Shares and (ii) 707,623 shares of Bats Common Stock in respect of the Transferred KCG Warrants, allocated 235,875 shares of Bats Common Stock in respect of the Class A Warrants, 235,875 shares of Bats Common Stock in respect of the Class B Warrants and 235,873 shares of Bats Common Stock in respect of the Class C Warrants.

Section 2. Closing. The purchases and sales of the securities described in Section 1 of this Agreement shall be consummated as follows:

(a) As soon as reasonably practicable after the date hereof, but in no event earlier than 5:00 p.m. New York time on November 18, 2016 (the “Initial Closing Date”):

(i) KCG shall cause the transfer of 8,815,536 shares of Bats Common Stock in book-entry form to GA-GTCO (the “Initial Closing Bats Shares”), which shall consist of (A) 8,202,124 shares of Bats Common Stock in respect of the Transferred KCG Shares and (B) 613,412 shares of Bats Common Stock in respect of the Initial Closing Warrants (as defined below), allocated 204,471 shares of Bats Common Stock in respect of the Class A Warrants, 204,471 shares of Bats Common Stock in respect of the Class B Warrants and 204,470 shares of Bats Common Stock in respect of the Class C Warrants;

(ii) GA-GTCO shall execute and deliver to Morgan Stanley & Co. LLC and Citigroup Global Markets, Inc. a lock-up letter, substantially in the form attached as Annex A hereto (the “GA-GTCO Lock-Up Letter”), with respect to the 8,822,495 shares of Bats Common Stock to be transferred to GA-GTCO pursuant to this Agreement that are subject to the Lock-Up Letter;

(iii) GA-GTCO shall execute and deliver to Bats an instrument of adherence, substantially in the form attached as Annex B hereto, to the Investor Rights Agreement, dated as of January 31, 2014, by and among Bats, KSH and the other Bats stockholders party thereto (the “Investor Rights Agreement”), and KCG shall cause such instrument of adherence to be acknowledged, accepted and agreed by Bats;

(iv) Pursuant to the Investor Rights Agreement, KSH shall give Bats written notice of the name and address of GA-GTCO and the number and type of Bats Common Stock being transferred to GA-GTCO; and

(v) The purchase price in respect of the Initial Closing Bats Shares shall become payable simultaneously with the receipt by GA-GTCO of such shares. Such purchase price shall be offset by the purchase price payable by KCG to GA-GTCO in respect of the Transferred KCG Shares and Initial Closing Warrants transferred on the Initial Closing Date pursuant to Section 2(b) and accordingly, no cash will be payable by either KCG or GA-GTCO on the Initial Closing Date.

(b) Following the transfer of Initial Closing Bats Shares pursuant to Section 2(a), on the Initial Closing Date:

(i) GA-GTCO shall deliver to the Transfer Agent the certificates evidencing the Transferred KCG Shares, duly endorsed for transfer to KCG’s order or accompanied by stock powers or other appropriate instruments of transfer duly executed to KCG’s order and, to the extent required by the Transfer Agent, guaranteed by a member of a recognized guarantee medallion program at a guarantee level satisfactory to the Warrant Agent;

(ii) GA-GTCO shall deliver to the Warrant Agent the certificates (the “Warrant Certificates”) evidencing 7,016,979 KCG Warrants, consisting of (A) 2,338,997 Class A Warrants, (B) 2,338,997 Class B Warrants and (C) 2,338,985 Class C Warrants (the “Initial Closing Warrants”), accompanied by stock powers or other appropriate instruments of transfer duly executed to KCG’s order and, to the extent required by the Warrant Agent, guaranteed by a member of a recognized guarantee medallion program at a guarantee level satisfactory to the Warrant Agent;

(iii) KCG shall instruct the Warrant Agent to deliver to GA-GTCO certificates evidencing any KCG Warrants represented by the Warrant Certificates that do not constitute Initial Closing Warrants; and

(iv) The purchase price in respect of the Transferred KCG Shares and the Initial Closing Warrants shall become payable simultaneously with the receipt by KCG of such shares and warrants. Such purchase price shall be offset by the purchase price payable to GA-GTCO in respect of the Initial Closing Bats Shares transferred on the Initial Closing Date pursuant to Section 2(a) and accordingly, no cash will be payable by either KCG or GA-GTCO on the Initial Closing Date.

(c) On January 3, 2017, or such later date upon which KCG and GA-GTCO may agree (the “Subsequent Closing Date”), subject to the satisfaction or waiver of the conditions set forth in Section 6 of this Agreement:

(i) GA-GTCO shall deliver to the Warrant Agent the certificates evidencing 1,077,704 KCG Warrants, consisting of (A) 359,231 Class A Warrants, (B) 359,231 Class B Warrants and (C) 359,242 Class C Warrants (the “Subsequent Closing Warrants”), accompanied by stock powers or other appropriate instruments of transfer duly executed to KCG’s order and, to the extent required by the Warrant Agent, guaranteed by a member of a recognized guarantee medallion program at a guarantee level satisfactory to the Warrant Agent;

(ii) KCG shall cause the transfer of 47,716 shares of Bats Common Stock, in book-entry form to GA-GTCO (the “Subsequent Closing Bats Shares”) in respect of the Subsequent Closing Warrants, which is equal to 94,211 shares of Bats Common Stock, less 46,495 shares of Bats Common Stock payable by GA-GTCO to KCG in respect of certain fees related to the transactions contemplated by this Agreement, such Subsequent Closing Bats Shares allocated 15,905 shares of Bats Common Stock in respect of the Class A Warrants, 15,906 shares of Bats Common Stock in respect of the Class B Warrants and 15,905 shares of Bats Common Stock in respect of the Class C Warrants; and

(iii) The purchase price in respect of the Subsequent Closing Warrants shall become payable simultaneously with the receipt by KCG of such warrants, and the purchase price in respect of the Subsequent Closing Bats Shares shall become payable simultaneously with the receipt by Bats of such shares. Each such purchase price shall be offset against the other, and accordingly, no cash will be payable by either KCG or GA-GTCO on the Subsequent Closing Date.

Section 3. Representations and Warranties of KCG. KCG hereby represents and warrants to GA-GTCO as of the date hereof, as of the Initial Closing Date and as of the Subsequent Closing Date as follows:

(a) Due Organization. KCG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. KCG has all requisite power and authority to carry on its business as and where it is now being conducted and to own, lease and operate its properties and assets and is duly qualified and in good standing (to the extent applicable) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

(b) Capacity; Execution and Delivery, Etc. KCG, having full legal capacity to do so, has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of KCG, enforceable against KCG in accordance with its terms. Neither the execution or delivery of this Agreement by KCG, nor the fulfillment of or compliance with the terms and provisions of this Agreement by KCG, will violate or conflict with the organizational documents of KCG, the terms of any material agreement, instrument, judgment, decree or statute to which KCG or any of its subsidiaries is subject or any applicable law. No consents or approvals of, or filings or registrations with, any governmental entity are necessary on the part of KCG or any of its subsidiaries in connection with the execution and delivery by KCG of this Agreement or the consummation by KCG of the transactions contemplated hereby.

(c) Title to Securities. KSH, a wholly owned subsidiary of KCG, is the legal and record owner of the shares of Bats Common Stock being sold by KCG hereunder, and has good title thereto, free and clear of any claim, lien, pledge, option, charge, security interest or encumbrance of any nature whatsoever, including without limitation any agreements restricting the transferability of such shares of Bats Common Stock (other than the Lock-Up Letter) but excluding any securities law legend appearing on such shares of Bats Common Stock (collectively, “Bats Encumbrances”), and will transfer such good title to GA-GTCO, free and clear of any Bats Encumbrance.

(d) Adequate Surplus. KCG has adequate surplus capital or other available funds to effect the purchase of the Transferred KCG Shares in accordance with the terms and conditions of this Agreement.

(e) Indenture. On January 1, 2017, pursuant to Section 4.07(b)(5) of the indenture, dated as of March 13, 2015 (the “Indenture”), among KCG, the guarantors party thereto and The Bank of New York Mellon, KCG will have an additional $15,000,000 of capacity (the “Additional Capacity”) to purchase shares of KCG Common Stock and KCG Warrants.

Section 4. Representations of GA-GTCO. GA-GTCO hereby represents and warrants to KCG as of the date hereof, as of the Initial Closing Date and as of the Subsequent Closing Date as follows:

(a) Due Organization. GA-GTCO is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. GA-GTCO has all requisite power and authority to carry on its business as and where it is now being conducted and to own, lease and operate its properties and assets and is duly qualified and in good standing (to the extent applicable) in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

(b) Capacity; Execution and Delivery, Etc. GA-GTCO, having full legal capacity to do so, has duly executed and delivered this Agreement and this Agreement constitutes the legal, valid and binding obligation of GA-GTCO enforceable against GA-GTCO in accordance with its terms. Neither the execution or delivery of this Agreement by GA-GTCO, nor the fulfillment of or compliance with the terms and provisions of this Agreement by GA-GTCO, will violate or conflict with the organizational documents of GA-GTCO, the terms of any material agreement, instrument, judgment, decree or statute to which GA-GTCO is subject or any applicable law. No consents or approvals of, or filings or registrations with, any governmental entity are necessary on the part of GA-GTCO or any of its subsidiaries in connection with the execution and delivery by GA-GTCO of this Agreement or the consummation by GA-GTCO of the transactions contemplated hereby.

(c) Title to Securities. GA-GTCO is the legal and record owner of the Transferred KCG Shares and Transferred KCG Warrants being sold by GA-GTCO hereunder, and has good title thereto, free and clear of any claim, lien, pledge, option, charge, security interest or encumbrance of any nature whatsoever, including without limitation any agreements restricting the transferability of such Transferred KCG Shares and Transferred KCG Warrants (other than the Warrant Agreement) but excluding any securities law legend appearing on such Transferred KCG Shares or Transferred KCG Warrants (collectively, “KCG Encumbrances”), and will transfer such good title to KCG, free and clear of any KCG Encumbrance.

(d) Investment Intention. GA-GTCO represents that (i) it is acquiring shares of Bats Common Stock pursuant to this Agreement pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for its own account solely for investment with no present intention or plan to distribute such shares of Bats Common Stock to any person nor with a view to or for sale in connection with any distribution thereof, and (ii) it will not sell or otherwise dispose of the shares of Bats Common Stock acquired pursuant to this Agreement, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws. GA-GTCO, by reason of its knowledge and experience in financial and business matters in general and investments in particular, is capable of evaluating the risks and merits of acquiring shares of Bats Common Stock and of making an informed investment decision. GA-GTCO is relying on its own business judgment and knowledge concerning the business, financial condition and prospects of Bats, and the advice of GA-GTCO’s own counsel, tax advisors and other advisors, in making the decision to acquire the shares of Bats Common Stock. GA-GTCO has not relied on KCG, any of its subsidiaries or any of their respective officers, directors, employees, advisors or consultants in making any investment decision with respect to the shares of Bats Common Stock acquired by GA-GTCO pursuant to this Agreement. GA-GTCO is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act.

(e) Economic Risk. GA-GTCO is able to bear the economic risk of this investment for an indefinite period of time, including the risk of a complete loss of GA-GTCO’s investment in the Bats Common Stock.

(f) Subsequent Transfer. GA-GTCO acknowledges (i) that the Bats Common Stock that GA-GTCO acquires pursuant to this Agreement is being sold in a transaction that is not registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act or any applicable state securities laws or an exemption from such registration is available, (ii) that such shares of Bats Common Stock are “restricted securities” and (iii) that transfers of such shares of Bats Common Stock will be restricted by the GA-GTCO Lock-Up Letter and may be restricted by applicable securities laws.

(g) Reliance on Exemptions. GA-GTCO understands that the shares of Bats Common Stock that GA-GTCO acquires pursuant to this Agreement are being offered and sold to GA-GTCO in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and regulations and that KCG is relying upon the truth and accuracy of, and GA-GTCO’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of GA-GTCO set forth herein in order to determine the availability of such exemptions and the eligibility of GA-GTCO to acquire the shares of Bats Common Stock being sold to GA-GTCO pursuant to this Agreement.

Section 5. Indenture. KCG shall not, and shall cause its subsidiaries not to, use any Additional Capacity to repurchase any equity security of KCG prior to the Subsequent Closing Date or take any other action (including amending the Indenture) if any such repurchase or action would cause the inability of the condition set forth in Section 6(a)(iii) to be satisfied on the Subsequent Closing Date.

Section 6. Conditions to the Subsequent Closing.

(a) Conditions to Obligations of KCG. The obligations of KCG to effect the purchase of Subsequent Closing Warrants and the sale of Subsequent Closing Bats Shares shall be subject to the satisfaction, or waiver by KCG, at or prior to the Subsequent Closing Date, of the following conditions:

(i) Representations and Warranties of GA-GTCO. The representations and warranties of GA-GTCO set forth in Section 4 of this Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Closing Date (except that the representations and warranties set forth in Section 4(c) shall be true and correct as of the Subsequent Closing Date only with respect to the Subsequent Closing Warrants).

(ii) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the purchase by KCG of Subsequent Closing Warrants or the sale by KCG of Subsequent Closing Bats Shares shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the purchase by KCG of Subsequent Closing Warrants or the sale by KCG of Subsequent Closing Bats Shares.

(iii) Indenture. The purchase of Subsequent Closing Warrants shall not be prohibited by Section 4.07 of the Indenture.

(b) Conditions to Obligations of GA-GTCO. The obligations of GA-GTCO to effect the sale of Subsequent Closing Warrants and the purchase of Subsequent Closing Bats Shares shall be subject to the satisfaction, or waiver by GA-GTCO, at or prior to the Subsequent Closing Date, of the following conditions:

(i) Representations and Warranties of KCG. The representations and warranties of KCG set forth in Section 3 of this Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Closing Date (except that the representations and warranties set forth in Section 3(c) shall be true and correct as of the Subsequent Closing Date only with respect to the Subsequent Closing Bats Shares).

(ii) No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the sale by GA-GTCO of Subsequent Closing Warrants or the purchase by GA-GTCO of Subsequent Closing Bats Shares shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity which prohibits or makes illegal consummation of the sale by GA-GTCO of Subsequent Closing Warrants or the purchase by GA-GTCO of Subsequent Closing Bats Shares.

Section 7. Miscellaneous.

(a) Expenses. Each party will be liable for its own costs and expenses incurred in connection with the negotiation, preparation, execution or performance of this Agreement.

(b) Assignability. Neither this Agreement nor any right or obligation hereunder shall be assigned, delegated or otherwise transferred (whether voluntarily, by operation of law, by merger, or otherwise) by any party hereto, without the prior written consent of the other party hereto. Any attempted assignment, delegation or transfer in violation of this Section 7(b) shall be void and of no force or effect.

(c) No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(d) Governing Law; Submission to Jurisdiction. This Agreement and all matters arising in connection with this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without reference to its choice of law provisions. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF NEW YORK IN EACH CASE LOCATED IN THE STATE OF NEW YORK AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(e) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

(f) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be amended only by a written instrument duly signed by each party hereto.

(g) Severability. The invalidity of any term or terms of this Agreement will not affect any other term of this Agreement, which will remain in full force and effect.

(h) Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile, email or other electronic means and will be deemed as sufficient as if original signature pages had been delivered.

(j) Further Assurances. Each of the parties hereto agrees, at its own cost and expense, to execute and deliver, or to cause to be executed and delivered, all such instruments (including all necessary endorsements) and to take all such action as the other party may reasonably request in order to (i) effectuate the intent and purposes of, and to carry out the terms of, this Agreement, and (ii) further effect the transfer of legal and record ownership of the Securities to Purchaser.

(k) Specific Performance. The parties hereto acknowledge and agree that: (a) monetary damages could not adequately compensate any party hereto in the event of a breach of this Agreement by any other party, which results in the failure of the transactions contemplated by this Agreement to be consummated, (b) the non-breaching party would suffer irreparable harm in the event of such a breach with such an effect and (c) the non-breaching party shall have, in addition to any other rights or remedies it may have at law or in equity, specific performance and injunctive relief as a remedy for the enforcement of this Agreement. The parties agree not to seek, and agree to waive, any requirement for the securing or posting of a bond in connection with a party seeking or obtaining any relief pursuant to this Section 7(k).

(l) No Other Representations. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 3 OR 4 OF THIS AGREEMENT, NO PARTY IS MAKING ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO ANY OTHER PARTY WITH RESPECT TO THE SECURITIES OR PURCHASER.

(m) Notices. All statements, requests and notices delivered hereunder shall be in writing, and if to KCG shall be delivered or sent by mail or e-mail transmission to KCG Holdings, Inc., 300 Vesey Street, New York, NY 10282, Attention: John McCarthy, e-mail: jmccarthy@kcg.com; and if to GA-GTCO shall be delivered or sent by mail or e-mail transmission to GA-GTCO Interholdco, LLC, c/o General Atlantic Service Company, LLC, 55 East 52nd Street, 32nd Floor, New York, NY 10055, Attention: David A. Rosenstein, e-mail: drosenstein@generalatlantic.com.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

KCG HOLDINGS, INC.

By:	/s/ John McCarthy
Name: John McCarthy
Title: General Counsel

GA-GTCO INTERHOLDCO, LLC

By:	/s/ Mark F. Dzialga
Name: Mark F. Dzialga
Title: Managing Director